AT&T Reports First-Quarter Results

Solid wireless, fiber and HBO Max subscriber gains with continuing strong cash flows

First-Quarter Consolidated Results
•Consolidated revenues of $43.9 billion, up 2.7%
•Diluted EPS of $1.04 compared to $0.63 in the year-ago quarter
•Adjusted EPS of $0.86 compared to $0.84 in the year-ago quarter, up 2.4%
•Cash from operations of $9.9 billion, up 12.0%
•Capital expenditures of $4.0 billion; gross capital investment1 of $5.7 billion
•Free cash flow2 of $5.9 billion, up 51%; total dividend payout ratio of 63.5%3

Note: AT&T’s first-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, April 22, 2021. The webcast and related materials will be available on AT&T’s Investor Relations website at https://investors.att.com/.

DALLAS, April 22, 2021 — AT&T Inc. (NYSE:T) reported first-quarter results that showed continuing customer growth in wireless, fiber and HBO Max and strong cash flows.

“We continued to excel in growing customer relationships in our market focus areas of mobility, fiber and HBO Max,” said John Stankey, AT&T CEO. “We had another strong quarter of postpaid phone net adds, higher gross adds, lower churn and good growth in Mobility EBITDA. We also continue to increase penetration in markets where we offer fiber broadband and we’re moving quickly to deploy more fiber. HBO Max continued to deliver strong subscriber and revenue growth in advance of our international and AVOD launches planned for June.”

First-Quarter Highlights

Communications
•Mobility:
◦595,000 postpaid phone net adds
◦823,000 postpaid net adds
◦207,000 prepaid phone net adds
◦Postpaid phone churn of 0.76%
◦Revenues up 9.4%; service revenues up 0.6%; equipment revenues up 45.2%
◦Operating income of $6.0 billion, up 3.7% year over year; EBITDA4 up 2.3%
◦Operating income margin of 31.5%; EBITDA service margin5 57.1% compared to 56.1% in the year-ago quarter

•Consumer Wireline:
◦235,000 AT&T Fiber net adds; penetration more than 35%, up about 600 basis points
◦IP broadband revenues up 4.6% with ARPU growth of 3.2%

WarnerMedia
•2.7 million total domestic HBO Max and HBO subscriber6 net adds; total domestic subscribers of 44.2 million and nearly 64 million7 globally
•Domestic HBO Max and HBO ARPU8 of $11.72
•Direct-to-Consumer subscription revenues up about 35%
•Total revenues up 9.8% to $8.5 billion

Consolidated Financial Results
(Video results are now included in Corporate & Other as the business is classified as held-for-sale. Additional information about the Video business is provided as part of the earnings material on the company’s Investor Relations website.)

Consolidated revenues for the first quarter totaled $43.9 billion versus $42.8 billion in the year-ago quarter, up 2.7%. Higher Mobility revenues, primarily from equipment sales, and higher WarnerMedia revenues more than offset declines in domestic video, business wireline and Latin America, which includes foreign exchange pressure. Additionally, consolidated revenues were impacted by the fourth-quarter 2020 sale of our previously held-for-sale wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands.

Operating expenses were $36.3 billion versus $35.3 billion in the year-ago quarter. Expenses increased due to higher domestic wireless equipment costs, a one-time spectrum gain in the prior year, higher direct-to-consumer programming and marketing costs, and higher sports-related programming costs. These increases were partially offset by lower depreciation and amortization expense of $1.4 billion, largely due to the impairments of long-lived assets taken in the fourth quarter of 2020 and ceasing depreciation on held-for-sale Video assets.

Operating income was $7.7 billion versus $7.5 billion in the year-ago quarter due to the impact of higher revenues and lower merger amortization costs. When adjusting for merger-amortization costs and other items, operating income was $8.9 billion versus $9.1 billion in the year-ago quarter.

First-quarter net income attributable to common stock was $7.5 billion, or $1.04 per diluted common share, versus $4.6 billion, or $0.63 per diluted common share, in the year-ago quarter. Adjusting for $0.18, which includes an actuarial gain on benefit plans and merger-amortization costs, earnings per diluted common share was $0.86. This compares to an adjusted earnings per diluted common share of $0.84 in the year-ago quarter.

Cash from operating activities was $9.9 billion, up $1.1 billion year over year, and capital expenditures were $4.0 billion. Gross capital investment totaled $5.7 billion which includes $1.7 billion of cash payments for vendor financing. Free cash flow9 was $5.9 billion for the quarter. Net debt increased by $21.4 billion sequentially due to the financing of C-band spectrum payments near the end of the quarter, and net debt-to-adjusted EBITDA at the end of the first quarter was 3.1x.10

Communications Operational Highlights
First-quarter revenues were $28.2 billion, up 5.2% year over year due to increases in Mobility more than offsetting a decline in Business Wireline, while Consumer Wireline was essentially stable. Operating contribution was $7.4 billion, down 0.5% year over year, with operating income margin of 26.1%, compared to 27.6% in the year-ago quarter.

Mobility
•Revenues were up 9.4% year over year to $19.0 billion primarily due to higher equipment revenues. Service revenues were $14.0 billion, up 0.6% year over year as subscriber gains offset declines in international roaming revenues. The company continues to be comfortable with guidance of full-year wireless service revenue growth in the 2% range. Equipment revenues were $5.0 billion, up 45.2% year over year driven by smartphone sales and a mix of higher priced postpaid smartphones and higher sales of postpaid data devices. Prior year equipment revenues included the impact of COVID-19 related store closures.
• Operating expenses were $13.0 billion, up 12.2% year over year due to higher equipment costs and higher content costs associated with bundling HBO Max, partially offset by lower sales costs and lower bad debt expense.
•Operating income was $6.0 billion, up 3.7% year over year. Operating income margin was 31.5%, compared to 33.3% in the year-ago quarter.
•EBITDA was $8.0 billion, up 2.3% year over year with EBITDA margin4 of 42.1%, down from 45.0% from a year ago. EBITDA service margin was 57.1%, compared to 56.1% in the year-ago quarter.
•Total net adds were 3.6 million including:
▪823,000 postpaid net adds, with,
▪595,000 postpaid phone net adds
▪22,000 postpaid tablet and other branded computing device net losses
▪25,000 other net adds
▪207,000 prepaid phone net adds
•Postpaid churn was 0.93% versus 1.08% in the year-ago quarter and postpaid phone churn was 0.76%, down versus 0.86% in the year-ago quarter. Prepaid churn was a record low of less than 3%.
•Postpaid phone-only ARPU was $54.10, down 2.8% versus the year-ago quarter, mostly due to the impacts of promotional discount amortization and lower international roaming revenues.

Business Wireline
•Revenues were $6.0 billion, down 3.5% year over year from lower service revenues, primarily due to lower legacy service demand as customers shifted to more advanced IP-based offerings.
•Operating expenses were $5.0 billion, down 3.6% year over year due to ongoing cost efficiencies in our network operations through automation and reductions in customer support expenses through digitization.
•Operating income was $1.1 billion, down 3.2% with operating income margin of 17.5%, compared with 17.4% in the year-ago quarter. EBITDA was $2.3 billion, down 1.8% year over year with EBITDA margin of 38.6%, compared to 38.0% in the year-ago quarter.
•More than 650,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to more than 2.5 million U.S. business customer locations. Nationwide, more than 9.0 million business customer locations are on or within 1,000 feet of our fiber.11

Consumer Wireline
•Revenues were $3.1 billion, down 0.4% year over year due to declines in legacy voice and data services and other services. These decreases were partially offset by a 4.6% increase in IP broadband revenues, which reflect fiber subscriber growth and higher IP broadband ARPU resulting from an increase in fiber customers and pricing.
•Operating expenses were $2.8 billion, up 7.8% year over year largely driven by higher HBO Max bundling costs, higher customer support costs and higher depreciation. These increases were partially offset by lower amortization of deferred customer acquisition costs, reflecting the impact of a first-quarter 2021 update to extend the expected subscriber lives.
•Operating income was $305 million, down 41.3% year over year due to higher operating expenses. Operating income margin was 9.8%, compared to 16.7% in the year-ago quarter.
•EBITDA was $1.1 billion, down 13.4% year over year due to declines in higher-margin legacy voice and data services with EBITDA margin of 34.4%, compared to 39.6% in the year-ago quarter.
•Total broadband subscriber net adds were 46,000 reflecting growth in fiber subscribers, more than offsetting losses in slower-speed services. AT&T Fiber net adds were 235,000. AT&T Fiber is marketed to more than 14.5 million customer locations.

WarnerMedia Operational Highlights

Revenues for the first quarter of 2021 were $8.5 billion, up 9.8% versus the year-ago quarter, driven by higher subscription, advertising and content revenues, reflecting the partial recovery from prior-year impacts of COVID-19 and lower other revenues. Subscription revenues were $3.8 billion, up 12.6% reflecting growth of Direct-to-Consumer domestic HBO Max and HBO subscribers, and, to a lesser extent, the May 2020 acquisition of the remaining interest in HBO Latin America Group. Advertising revenues were $1.8 billion, up 18.5% when compared to the prior year resulting from the return of the NCAA Division I Men's Basketball Championship Tournament in 2021. Content revenues were $3.4 billion, up 3.5% due to higher sales to HBO Max for theatrical product and higher Basic Networks licensing, partly offset by lower television product licensing from prior-year licensing to HBO Max.
•Operating expenses totaled $6.6 billion, up 13.9% when compared to the first quarter of 2020, driven by higher programming and marketing costs for HBO Max and higher programming, including NCAA sports costs, partially offset by lower bad debt expense.
•Operating contribution was $2.0 billion, up 0.8%. Operating income was $2.0 billion, down 2.0% year over year. Operating income margin was 23.0%, compared to 25.7% in the year-ago quarter.
•At the end of the quarter, there were 44.2 million domestic HBO Max and HBO subscribers, up from 41.5 million at the end of the fourth quarter of 2020. Domestic HBO Max and HBO subscribers increased more than 11 million year over year, driven by HBO Max retail subscriber growth. Domestic ARPU was $11.72.

Latin America Operational Highlights
Revenues were $1.4 billion, down 13.6% year over year largely due to foreign exchange impacts and the economic impact of COVID-19. Operating contribution was ($173) million compared to ($184) million in the year-ago quarter, with operating income margin of (12.3)%, compared to (11.8)% in the prior year.
Vrio
•Revenues were $743 million, down 16.2% year over year due to foreign exchange impacts. Operating loss was ($35) million compared to ($43) million in the year-ago quarter, with continued positive EBITDA for the quarter. 383,000 net losses were driven primarily by economic pressures and restructuring of sales channels in Brazil and COVID-19 restrictions in parts of the region.

Mexico
•Revenues were $631 million, down 10.2% year over year due to lower service and equipment revenues partly reflecting foreign exchange pressures. Service revenues were $439 million, down 6.0% year over year driven by foreign exchange pressures and reflecting a stable subscriber base, partly offset by growth in other service revenues. Equipment revenues were $192 million, down 18.6% year over year. Operating loss was ($134) million versus ($145) million in the year-ago quarter.
•Total net adds were 38,000 including 29,000 postpaid net adds and 11,000 reseller net adds, partially offset by 2,000 prepaid net losses.

2021 Outlook
The company’s 2021 guidance expects:
•Consolidated revenue growth in the 1% range on a comparative basis
•Adjusted EPS12 to be stable with 2020
•Gross capital investment1 is now in the $22 billion range with capital expenditures in the $17 billion range
•Free cash flow9 is in the $26 billion range, with a full-year total dividend payout ratio3 in the high 50’s% range.

1Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 1Q21, gross capital investment included $1.7 billion in vendor financing payments. In 2021, vendor financing payments are expected to be in the $4 billion range and FirstNet reimbursements are expected to be about $1 billion.
2 Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities minus capital expenditures.
3 Free cash flow total dividend payout ratio is total dividends paid divided by free cash flow. In 1Q21, total dividends paid were $3.7 billion.
4EBITDA for the business unit is operating income before appreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues.
5EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.
6Domestic HBO Max and HBO subscribers consist of accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and exclude free trials and Cinemax subscribers.
7Global HBO Max and HBO subscribers consist of domestic HBO Max subscribers and domestic and international HBO subscribers and exclude basic subscribers and Cinemax subscribers.
8Domestic ARPU is defined as domestic HBO Max and HBO subscriber revenues during the period divided by domestic HBO Max and HBO subscribers during the period, excluding HBO commercial revenues and subscribers.
9Free cash flow is cash from operating activities minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.
10 Net Debt to adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $168.9 billion (Total Debt of $180.2 billion at March 31, 2021 less Cash and Cash Equivalents of $11.3 billion) by the sum of the most recent four quarters of Adjusted EBITDA of $53.9 billion ($14.1 billion for June 30, 2020; $13.3 billion for September 30, 2020; $12.9 billion for December 31, 2020; and $13.6 billion for March 31, 2021).
11 The more than 2.5 million U.S. business customer locations are included within the 9.0+ million U.S. business customer locations on or within 1,000 feet of our fiber.
12 The company expects adjustments to 2021 reported diluted EPS to include merger-related amortization in the range of $4.3 billion and other adjustments, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2021 EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. Consumers and businesses have more than 225 million monthly subscriptions to our services. AT&T Communications provides more than 100 million U.S. consumers with entertainment and communications experiences across mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. Xandr, now part of WarnerMedia, provides marketers with innovative and relevant advertising solutions for consumers around premium video content and digital advertising through its platform. AT&T Latin America provides pay-TV services across 10 countries and territories in Latin America and the Caribbean and wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2021 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: 214-912-8541
Email: fletcher.cook@att.com

Daphne Avila
AT&T Inc.
Phone: (972) 266-3866
Email: daphne.avila@att.com